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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-101185 filed November 13, 2002; Form S-3 No. 333-99409 filed September 11, 2002 and all related amendments; Form S-3 No. 333-68938 filed September 4, 2001 and all related amendments; Form S-3 No. 333-93897 filed December 30, 1999; Form S-8 No. 333-82471 filed July 8, 1999; Form S-8 No. 333-64313 filed September 25, 1998) of our report dated February 6, 2003 (except for Note 15, as to which the date is June 11, 2003), with respect to the combined financial statements of Simon Property Group, Inc. included in this Current Report on Form 8-K.

                      /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
June 11, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS